SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
Date of report (Date of earliest event reported):	April 8, 2004

AFTERMARKET TECHNOLOGY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-21803 (Commission File Number)	95-4486486 (I.R.S. Employer Identification No.)
One Oak Hill Center, Suite 400, Westmont, IL (Address of Principal Executive Offices)		60559 (Zip Code)

Registrant's Telephone Number, Including Area Code:		(630) 455-6000

AFTERMARKET TECHNOLOGY CORP.

FORM 8-K

Forward-Looking Statement Notice

This Current Report on Form 8-K contains forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to us that are based on the current beliefs of our management as well as assumptions made by and information currently available to management, including those related to the markets for our products, general trends in our operations or financial results, plans, expectations, estimates and beliefs. These statements reflect our judgment as of the date of this Current Report with respect to future events, the outcome of which is subject to risks, which may have a significant impact on our business, operating results or financial condition. Readers are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. We undertake no obligation to update forward-looking statements. The factors that could cause actual results to differ are discussed in our Annual Report on Form 10-K for the year ended December 31, 2003 and our other filings made with the SEC.

Item 9. Regulation FD Disclosure.

Aftermarket Technology Corp. today announced at a Global Automotive Conference hosted by Morgan Stanley & Co. in New York City that we are raising our estimate of Exit, Disposal, Certain Severance and Other Charges for 2004 from $1.7 million as previously announced to up to approximately $5.2 million. This increase is the result of a non-cash, option-related compensation expense of up to approximately $3.5 million relating to our current Chairman (formerly Chairman, CEO and President) and another officer, who have elected to hold certain stock options as was negotiated with the Board of Directors in July 2002 and sell them in the future in an orderly fashion through 10b5-1 plans at prices above the current market. The Board's intent was to provide an overall compensation package aimed at ensuring executive retention and greater ownership of ATC stock by executive officers.

The additional charges relate to the alternative accounting treatment, as prescribed in Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and Financial Accounting Standards Board Interpretation ("FIN") No. 44, Accounting for Certain Transactions Involving Stock Compensation (an Interpretation of APB Opinion No, 25). Under the provision of APB No. 25 and FIN 44, these previously issued options are treated as newly issued upon a change in employment status together with modifications that increase the life of the options. The charge related to the Chairman is expected to be taken in the second quarter and will approximate $2 million. The charge related to the other officer is expected to be taken in the third quarter and is expected to approximate up to $1.5 million.

Neither charge will impact free cash flow or our overall cash position for either quarter or for the full year. When these options are exercised, we do expect cash to increase as a result of the option exercise proceeds and associated tax benefit.

As a result of the additional charges, income from operations, income from continuing operations and EPS for 2004 on a GAAP basis are now projected to be $48-$51 million, $27-$29 million and $1.25-$1.35, respectively. Projected 2004 adjusted EBIT remains at $54-$57 million, adjusted EBITDA at $67-$70 million and adjusted EPS at $1.40-$1.50. Adjusted EBIT, adjusted EBITDA and adjusted EPS are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission. Below are reconciliations of these measures to income from operations, income from continuing operations and EPS, the most comparable GAAP measures.

Explanation of Non-GAAP Financial Measures

The Company reports its financial results of operations in accordance with generally accepted accounting principles ("GAAP"). The Company also provides non-GAAP financial information to complement its consolidated financial statements presented in accordance with GAAP. This disclosure includes such non-GAAP financial measures.  A "non-GAAP financial measure" is defined as a numerical measure of the Company's financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company's financial statements.

Following is a description of the various non-GAAP financial measures used by the Company:

Adjusted Income from Operations: Represents income from operations (GAAP basis) adjusted to exit, disposal, certain severance and other charges (credits).

Adjusted EBIT: EBIT is defined by the Company as income from continuing operations (GAAP basis) adjusted to exclude interest income and expense and income tax expense. Adjusted EBIT also excludes exit, disposal, certain severance and other charges (credits) and other unusual items of income or expense as determined by management.

Adjusted EBITDA: EBITDA is defined by the Company as income from continuing operations (GAAP basis) adjusted to exclude interest income and expense, depreciation and amortization expense, and income tax expense. Adjusted EBITDA also excludes exit, disposal, certain severance and other charges (credits) and other unusual items of income or expense as determined by management.

Adjusted Income From Continuing Operations: Represents income from continuing operations (GAAP basis) adjusted to exclude, on an after-tax basis, exit, disposal, certain severance and other charges (credits) and other unusual items of income or expense as determined by management.

Adjusted Income From Continuing Operations Per Diluted Share: Represents income from continuing operations per diluted share (GAAP basis) adjusted to exclude, on an after-tax basis per diluted share, exit, disposal, certain severance and other charges (credits) and other unusual items of income or expense as determined by management.

Adjusted Net Income Per Diluted Share: Represents net income per diluted share (GAAP basis) adjusted to exclude, on an after-tax basis per diluted share, exit, disposal, certain severance and other charges (credits) and other unusual items of income or expense as determined by management.

Free Cash Flow: Represents net cash provided by operating activities -- continuing operations reduced by purchases of property, plant and equipment.

The Company believes these non-GAAP financial measures provide management and investors with useful information by removing the effect of variances in GAAP reported results that are not indicative of fundamental changes in the earnings capacity of the Company's operations, and enables management and investors to meaningfully trend, analyze and benchmark the performance of the Company's operations. The Company also believes that the presentation of the non-GAAP financial measure is consistent with its past practice and enables management and investors to compare current non-GAAP measures with non-GAAP measures presented in prior periods.

In addition, many of the Company's internal performance measures exclude the effects of these income and expense items and are based upon the related non-GAAP financial measure.

The Company's non-GAAP financial measures may vary from similar titled measures of other companies because of differences in the way the measures are calculated and therefore should not be used to compare the Company's performance to that of other companies.

Whenever the Company presents non-GAAP financial measures, a reconciliation to the most directly comparable financial measure calculated and presented in accordance with GAAP is made available. The non-GAAP financial measures used by the Company are not intended to supercede or replace the Company's GAAP results or expectations.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
	Projected (1)
	For The Twelve Months Ended December 31, 2004
	Range
Reconciliation from Income from Operations to Adjusted EBITDA to Income from Continuing Operations:	Low	High
Income from operations (GAAP basis)	$47.8	$51.2
Exit, Disposal, Certain Severance and Other Charges, before income taxes	5.2	5.2
Adjusted Income from operations (non-GAAP basis)	53.0	56.4
Other Income	0.6	0.6
Adjusted EBIT (non-GAAP basis)	53.6	57.0
Depreciation & Amortization	13.0	13.0
Adjusted EBITDA (non-GAAP basis)	66.6	70.0
Special Charges, before income taxes	(5.2)	(5.2)
Depreciation & Amortization	(13.0)	(13.0)
Interest expense	(7.4)	(7.3)
Interest income	2.7	2.7
Income taxes	(16.8)	(18.2)
Income from continuing operations (GAAP basis)	$26.9	$29.0

	Range
Earnings Per Diluted Share:	Low	High
Net income (GAAP basis)	$1.25	$1.35
Exit, disposal, certain severance and other charges, net of income taxes	0.15	0.15
Adjusted Net income (non-GAAP basis)	$1.40	$1.50

Free Cash Flow:
Net cash provided by operating activities (GAAP basis)		46.8
Purchases of plant, property and equipment		(18.0)
Free Cash Flow (non-GAAP basis)		28.8

(1) Reflects management's guidance as of 3/31/04.

The preceding estimates are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those that are predictive or express expectations, that depend upon or refer to future events or conditions, or that concern future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, or possible future Company actions. Forward-looking statements involve risks and uncertainties because such statements are based on current expectations, projections and assumptions regarding future events that may not prove to be accurate. Actual results may differ materially from those projected or implied in the forward-looking statements. The factors that could cause actual results to differ are discussed in the Company's most recent Annual Report on Form 10-K and other filings made by the Company with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
AFTERMARKET TECHNOLOGY CORP.
Dated: April 8, 2004
By:	/s/ Joseph Salamunovich Joseph Salamunovich, Vice President